Exhibit 99.1
XCORPOREAL, INC. AND CT HOLDINGS ENTERPRISES, INC.
EXECUTE DEFINITIVE MERGER AGREEMENT
Promising Medical Device Company Commences Trading
Los Angeles — August 13, 2007 — Xcorporeal, Inc. and CT Holdings Enterprises, Inc. (OTCBB:CTHE) today announced that they have executed a definitive merger agreement with respect to a reverse triangular merger between Xcorporeal and CT Holdings, pursuant to which Xcorporeal will emerge as the surviving entity. Xcorporeal is a medical device company that has developed an innovative extra-corporeal platform technology to build devices that may potentially perform functions of various human organs. The four products that it plans to market are a hospital congestive heart failure (CHF) device; a hospital renal replacement device; a portable home hemodialysis device and a wearable artificial kidney.
Xcorporeal is developing a portable device based on the Company’s platform technology that will provide hospitalized CHF patients with a simple, efficient and cost effective ultrafiltration therapy. This device may decrease the costs for healthcare providers and hospitals since it may reduce the number and length of hospital stays. CHF is the primary cause of fluid overload a major cause of recurrent hospitalization, disability and death. CHF annually affects approximately 6 million people in the U.S. and costs the U.S. healthcare system approximately $33.2 billion. The Company plans to commercialize the congestive heart failure device in the latter half of 2008 and will seek CE Mark in Europe and 510K clearance by the FDA will be sufficient in the U.S.
Xcorporeal is also developing a portable, multifunctional renal replacement device that will offer cost effective therapy for those patients suffering from Acute Renal Failure (ARF), which causes a rapid decline in kidney function. In the U.S., the disease affects more than 200,000 patients annually, with a mortality rate of 50%. The Xcorporeal platform technology is a natural fit for the hospital market of renal replacement therapy since it is designed to provide cost-effective, continuous therapy without the need for expensive replacement fluids. The projected 2007 market opportunity for the U.S. is approximately $1.4 billion. The disposable market is expected to grow at 10% per year while the devices typically need to be replaced every five years. The Company plans to commercialize this device in the first half of 2009.
Xcorporeal also plans to commercialize two devices, a home hemodialysis machine and a Wearable Artificial Kidney, within the end-stage renal disease market (ESRD), which includes patients with such severe kidney disease that the organ ceases to function. Xcorporeal’s devices will combine its innovative technology with the best attributes of currently marketed home hemodialysis machines to create a device that will offer patients with ESRD a convenient, durable and truly portable device for home use. The Company believes its machine will provide a cost-effective alternative to current home treatment modalities, due to its ability to offer hemodialysis without the need for fluids.
There are approximately 350,000 patients receiving dialysis therapy in the United States. At such a stage, patients require either a kidney transplant or dialysis to avoid complications that are life threatening. Chronic kidney disease is the ninth leading cause of death in the United States and is one of the most expensive chronic diseases, with cost exceeding $30 billion per year. Approximately 75 million Americans are at risk of developing chronic renal failure. Worldwide, there are approximately 1.2 million people suffering from chronic kidney failure at an annual cost of $50 billion. There is currently no cure for chronic renal failure and therapy focuses on controlling the symptoms, minimizing complications and slowing disease progression.
The Wearable Artificial Kidney will allow patients to undergo dialysis 24 hours a day/7 days a week, thereby mimicking the healthy kidney. The Wearable Artificial Kidney will be fully automated, battery operated, light-weight and waterproof.
On November 20 and December 13, 2006, Xcorporeal issued shares of its common stock at a price of $7.00 per share in private placements to approximately one hundred institutional and accredited investors for gross proceeds of approximately $29.4 million.
Under the merger agreement, CT Holdings will effect a 1-for-8.27 reverse stock split of CT Holdings’ common stock immediately prior to the merger. CT Holdings will then acquire all of the issued and outstanding capital stock of Xcorporeal, and the holders of Xcorporeal capital stock will receive an equal share of common stock of CT Holdings which, upon the closing of the merger, will equal approximately 97.6% of the total issued and outstanding shares of common stock. In addition, options and warrants to purchase shares of common stock of Xcorporeal outstanding prior to the merger will be converted into options and warrants to purchase shares of common stock on the same terms and conditions, and CT Holdings will adopt a new equity incentive plan substantially identical to Xcorporeal’s existing plan.
“We believe facilitating access to the public markets for this exciting medical device Company represents a significant opportunity for our shareholders,” said Steven B. Solomon, CT Holdings’ Chief Executive Officer. “With a proven and experienced management team, promising clinical results and unique technology, the Company is well positioned to become a leader in the large market represented by patients suffering from Congestive Heart Failure and advanced kidney disease.”
Each of Xcorporeal and CT Holdings has made customary representations and warranties in the merger agreement, which is subject to customary closing conditions. The companies have filed a joint information statement concerning the reverse split of CTHE’s common stock, the merger, the equity incentive plan, and the name change. Upon close of the merger, the board of directors of CT Holdings will resign, and the current Xcorporeal directors will be appointed to the board.
Although the transaction requires shareholder approval, a majority-in-interest of the shareholders of both companies have already agreed to vote in favor of the merger. The transaction is expected to close in the third quarter of 2007.
ABOUT XCORPOREAL
Xcorporeal is a medical device company that plans to commercialize extracorporeal devices using its unique platform technology that can potentially replace the function of various failing or failed human organs. The Company’s innovative platform technology will initially be used to develop devices for hospital congestive heart failure (CHF) therapy, hospital renal replacement therapy, home renal replacement therapy and the Wearable Artificial Kidney.
ABOUT CT HOLDINGS ENTERPRISES, INC.
CT Holdings formerly operated as a business development firm providing capital and management expertise to start up ventures. In 2002, CT Holdings spun off its Citadel Security Software business to shareholders and Citadel was acquired by McAfee Inc. in 2006. Also during 2006, the Company transferred all of its rights, title and interest in its two remaining investees in settlement of obligations. Since 2006, CT Holdings has been engaged in seeking business opportunities to maximize value for its shareholders, including acquisitions of new operating businesses and technologies as well as potential merger opportunities.
Forward-Looking Statements
This press release contains forward-looking statements based on current management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against a party and others following announcement of the merger agreement; (3) the inability to complete the proposed transaction due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the merger, including the receipt of stockholder approval and conditions to the parties’ obligations to close, or the termination of the agreement after the merger is effected in the event CT Holdings’ common stock does not trade on the Over The Counter Bulletin Board after closing; (4) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transactions; (5) the ability to recognize the benefits of the merger transaction; (6) the amount of the costs, fees, taxes, expenses and charges related to the transactions; and (7) the matters disclosed in the “Risk Factors” sections of the most recent SEC filings by the companies and in the information statement to be filed by the companies, which are available on its website at http://www.sec.gov. Many of the factors that will determine the outcome of the subject matter of this press release are beyond the companies’ ability to control or predict. The companies undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.